UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

AMERICA’S SUPPLIERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27012 (Commission File Number)	27-1445090 (I.R.S. Employer Identification No.)

7575 E. Redfield Rd., Suite 201, Scottsdale, AZ 85260

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480)-922-8155

______________________ ___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In April 2014, the management (“Management”) of America’s Suppliers Inc. (the “Company”) conducted an internal review of the Company to attempt to identify opportunities to potentially reduce the Company’s overall expenses, including, without limitation, terminating the registration of the Company’s common stock, par value $0.001 per share, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “De-Registration”). Based on that review, Management has recommended that the Board of Directors of the Company (the “Board”) form a special committee comprised solely of independent members of the Board (the “Committee”) to evaluate and recommend to the Board whether it is in the best interest of the Company and its stockholders to proceed with the De-Registration. The Board anticipates forming the Committee in the near future and having those members deemed disinterested in the De-Registration vote in favor of the Committee’s recommendation.

As of the date of this report, neither Management nor the Committee or the Board has made any definitive determinations as to what, if any, actions to take regarding the De-Registration and to otherwise potentially reduce the Company’s operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Suppliers, Inc.

By:	/s/ Marc Joseph
Name:	Marc Joseph
Title:	President and Chief Executive Officer

Date: April 30, 2014